Exhibit 99.1

                        SMSC ANNOUNCES MANAGEMENT CHANGE

Hauppauge, NY - June 24, 2005 - SMSC (Nasdaq: SMSC) today announced that it has been advised that William D. Shovers, Senior Vice President and Chief Financial Officer, received a "Wells Notice" from the staff of the Securities and Exchange Commission (SEC) in connection with its investigation concerning Hayes Lemmerz International, Inc., where Mr. Shovers previously served as Chief Financial Officer. The matters referenced in the notice do not relate to SMSC or Mr. Shovers' employment by SMSC. Mr. Shovers will have an opportunity to respond to the SEC staff before any formal recommendation is made, and he has advised the Company that he intends to cooperate with the SEC staff in an effort to resolve the matter.

In addition, Mr. Shovers requested, and SMSC agreed, that he be relieved of his position as Chief Financial Officer pending disposition of the SEC matter. He will continue to be employed by the Company in a finance and corporate development capacity. SMSC's Board of Directors has appointed Andrew M. Caggia, a Senior Vice President and Director and the former Chief Financial Officer of the Company, to serve as acting Chief Financial Officer.

About SMSC:
Many of the world's most successful global technology companies rely upon SMSC as a go-to resource for semiconductor system solutions that span analog, digital and mixed-signal technologies. Leveraging substantial intellectual property, integration expertise and a comprehensive global infrastructure, SMSC solves design challenges and delivers performance, space, cost and time-to-market advantages to its customers. SMSC's application focus targets key vertical markets including mobile and desktop PCs, servers, consumer electronics, automotive infotainment and industrial applications. The Company has developed leadership positions in its select markets by providing application specific solutions such as mixed-signal PC system controllers, non-PCI Ethernet, ARCNET, MOST, Hi-Speed USB and other high-speed serial communications.

SMSC is headquartered in Hauppauge, New York with operations in North America, Taiwan, Japan, Korea, China and Europe. Engineering design centers are located in Arizona, New York, Texas and Karlsruhe, Germany. Additional information is available at www.smsc.com.

Forward Looking Statements:

Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These include the timely development and market acceptance of new products; the impact of competitive products and pricing; the effect of changing economic conditions in domestic and international markets; changes in customer order patterns, including loss of key customers or distributors, order cancellations or reduced bookings; and excess or obsolete inventory and variations in inventory valuation, among others. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures.

SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand. In addition, sales of many of the Company's products depend largely on sales of personal computers and peripheral devices, as well as general industry and market conditions. Reductions in the rate of growth of the PC, consumer electronics, embedded or automotive markets could adversely affect its operating results. SMSC conducts business outside the United States and is subject to tariff and import regulations and currency fluctuations, which may have an effect on its business. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such information is subject to change, and the Company may not necessarily inform, or be required to inform, investors of such changes. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company's reports filed with the SEC. Investors are advised to read the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled "Other Factors That May Affect Future Operating Results" for a more complete discussion of these and other risks and uncertainties.

SMSC is a registered trademark of Standard Microsystems Corporation. Product names and company names are trademarks of their respective holders.

Contact:
Carolynne Borders
Director of Corporate Communications
SMSC
Phone: 631-435-6626
Fax: 631-273-5550
carolynne.borders@smsc.com